Exhibit 10.9

First Amendment to Non-Competition, Non-Solicitation, Non-Disparagement and

Confidentiality Agreement

This First Amendment to Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement (“Amendment”) dated March 6, 2011, is between YRC Worldwide Inc. (“YRCW”) and Sheila Taylor (“Taylor”). YRCW and Taylor are herein sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, YRCW and Taylor are parties to a Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement dated November 25, 2009 (the “Original Non-Compete”);

WHEREAS, the Parties now desire to amend the Original Non-Compete as provided in this Amendment to only restrict or prohibit certain activities by Taylor with regard to certain businesses as further described herein;

NOW, THEREFORE, in consideration of Taylor’s agreement to not resign her employment prior to March 31, 2011, all of the foregoing, and the mutual terms, agreements and conditions hereinafter set forth, YRCW and Taylor hereby agree as follows:

1. Non-Competition. The Parties have agreed to amend certain restrictions set forth in the second and third sentences in Section 1 of the Original Non-Compete. Accordingly, the second and third sentences in Section 1 of the Original Non-Compete shall be amended and restated in their entirety to read as follows:

Therefore, you agree that so long as the Company employs you and during the Restricted Period (defined below), you shall not, and shall cause your controlled affiliates not to, directly or indirectly (other than in your capacity as an employee of the Company), own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain an interest in (proprietary, financial, or otherwise), or participate in the ownership, management, operation, or control of any Restricted Business (as defined below) in any geographic region for which you had direct or indirect responsibility on behalf of the Company or in any geographic region for which you had confidential information of the Company. For this purpose, “Restricted Business” means (A) any of CH Robinson Co, Schneider National Logistics, Ryder Carrier Management Services, Logistics Management Inc., Echo Global Logistics, AFS Logistics, Capital Trans Solutions, Ozburn-Hessey Logistics, Unishippers, Freightquote.com or any of their affiliates or successors, (B) any other company listed under the “Less-Than-Truckload” or

FIRST AMENDMENT TO NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT AND CONFIDENTIALITY AGREEMENT -

“Truckload” columns of Attachment 1 hereto and (C) any third party logistics provider that is a controlled affiliate of an entity described in clause (B). It shall not be a violation of Sections 1 or 2 if you become the registered or beneficial owner of up to 5% of any class of the capital stock of a business that is either registered under the Securities Exchange Act of 1934, as amended, or is traded on any foreign stock exchange or if you become employed by or maintain an interest in a law, accounting, consulting or financial advisory firm so long as you do not personally provide advice or services to any Restricted Businesses, as an employee or interest owner during the Restricted Period.

2. Non-Solicitation. The Parties have agreed to amend Section 2.d. of the Original Non-Compete. Accordingly, Section 2.d. of the Original Non-Compete shall be amended and restated in its entirety to read as follows:

d. develop a business relationship with any actual or prospective client, customer, supplier or licensor to cause, induce, or encourage such individual to become a client, customer, supplier, or licensor of any Restricted Businesses.

3. Non-Disparagement. The Parties have agreed to amend Section 3 of the Original Non-Compete. Accordingly, Section 3 of the Original Non-Compete shall be amended and restated in its entirety to read as follows:

Except for truthful statements to comply with law or legal process, you represent and agree that you will not make any derogatory, disparaging or false statements intended to harm the business or personal reputation of YRCW or any related companies or their officers and employees. Except for truthful statements to comply with law or legal process, YRCW will not make or authorize any derogatory, disparaging or false statements intended to your business reputation or personal reputation.

4. Termination. The Parties have agreed to amend the Original Non-Compete by adding a new Section 7 entitled “Termination.” Section 7 shall read as follows:

7. Termination. You shall have the right to terminate your obligations under Section 1 hereunder after any rejection under section 365 of title 11 of the United States Code of the Separation and Release Agreement, dated March 6, 2011, by and between you and YRCW.

5. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one in the same instrument.

FIRST AMENDMENT TO NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT AND CONFIDENTIALITY AGREEMENT -

Agreed to by:

YRC Worldwide Inc.

By:	/s/ William Zollars

Name printed:	William Zollars

Title:	Chairman and CEO
Date:	March 6, 2011

and

Sheila Taylor

Signature:	/s/ Sheila Taylor

Dated:	March 6, 2011

FIRST AMENDMENT TO NON-COMPETITION, NON-SOLICITATION, NON-DISPARAGEMENT AND CONFIDENTIALITY AGREEMENT -

Attachment 1

to

First Amendment to Non-Competition, Non-Solicitation,

Non-Disparagement and Confidentiality Agreement

Dated 3-6-2011

LESS-THAN-TRUCKLOAD	TRUCKLOAD

FedEx Freight	Schneider National Carriers
YRC National Transportation	Swift Transportation
Con-way Freight	Werner Enterprises
UPS Freight	U.S. Xpress Enterprises
ABF Freight System	Landstar System
YRC Regional Transportation	Knight Transportation
Estes Express Lines	Crete Carrier Corp.
Old Dominion Freight Line	Con-way Truckload
R+L Carriers	TransForce Inc.
Saia Inc.	Greatwide Truckload
Averitt Express	Dart Transit Co.
Lynden Transport	Interstate Distributor Co.
Southeastern Freight Lines	Heartland Express
Vitran Express	J.B. Hunt Truck
TransForce Inc.	Western Express
AAA Cooper Transportation	Covenant Transport
Central Transport International	Celadon Group
New England Motor Freight	CRST Van Expedited
Roadrunner Transportation Systems	Groupe Robert
Pitt Ohio Express	NFI Transportation
Armour Transport	Mullen Group
Calyx Transportation Group	USA Truck
Central Freight Lines	P.A.M. Transportation Services
Dayton Freight Lines	Gordon Trucking Inc.
A. Duie Pyle Inc.	Challenger Group
New Century Transportation	Super Service LLC
Daylight Transport	Mesilla Valley Transportation
Ward Trucking	Koch Companies
Wilson Trucking	Epes Carriers
Watkins and Shepard Trucking	Day and Ross Transportation Group
Milan Express Co.	Transport America
Oak Harbor Freight Lines	Cowan Systems
Paschall Truck Lines
Clarke Inc.
Falcon Transport
Tango Transport
Roehl Transport
SLH Transport
G&P Trucking
TransX
CalArk Inc.
USF Glen Moore